SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2006

NOBLE INTERNATIONAL, LTD.

(Exact name of registrant as specified in its charter)

Delaware	001-13581	38-3139487
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

28213 Van Dyke Avenue, Warren, MI 48093

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (586) 751-5600

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective November 27, 2006, Jay J. Hansen departed Noble International, Ltd. (the “Company”) as part of a realignment of senior management. Mr. Hansen served as Chief Operating Officer of the Company prior to his departure. Mr. Hansen’s duties will be assumed by various other members of senior management as part of the realignment.

As a result of his departure, Mr. Hansen will be entitled to certain severance benefits pursuant to his Second Amended Employment Agreement with the Company, which was attached as Exhibit 99.1 to the Company’s Current Report on Form 8-K filed March 7, 2006 and which is incorporated herein by reference (the “Employment Agreement”). This Item 5.02 is qualified in its entirety by the terms of the Employment Agreement.

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SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOBLE INTERNATIONAL, LTD.,
a Delaware corporation
(Registrant)

Date: December 1, 2006	By:	/s/Andrew J. Tavi
Andrew J. Tavi
Vice President and General Counsel

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